EXHIBIT 10.28


                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made as of the 23rd day of February, 1998, between THE UNITED ILLUMINATING COMPANY, a Connecticut corporation (the Company) and NATHANIEL D. WOODSON, an individual (the Executive),

                               WITNESSETH THAT

     WHEREAS, the Company desires to employ the Executive as its President, effective February 23, 1998, and the Executive desires to be employed by the Company as its President, effective February 23, 1998; and

     WHEREAS, the Company and the Executive desire to enter into a written agreement conferring upon the Executive certain rights and benefits and imposing upon the Executive certain duties and obligations,

     NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements of the parties herein contained and the services to be rendered to the Company pursuant hereto, and in order to provide an incentive to the Executive to remain in the employ of the Company hereafter and, in particular, in the event of any Change in Control (as herein defined) of the Company, thereby establishing and preserving continuity of management, the Parties hereby agree as follows:

     (1) EMPLOYMENT

         (a) The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company all upon the terms and conditions set forth herein.

         (b) Unless and until  terminated  pursuant to Section  (5)(a),  Section
(5)(b)(i) or Section (5)(c)(i) hereof, the employment of the Executive by the Company shall be for a term expiring on the date specified in a Notice of Termination pursuant to Section (5)(d) hereof.

     (2) POSITION AND DUTIES

     The Executive shall be employed by the Company as President, effective February 23, 1998, and as President and Chief Executive Officer, effective May 20, 1998, and thereafter




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in the same or in such other  equivalent  executive  position  as the  Company's
Board of Directors may determine, without diminishment in his officership status, privileges or working conditions. The Executive shall accept such employment and shall perform and discharge, faithfully, diligently and to the best of his abilities, the duties and obligations of his office and such other duties as may from time to time be assigned to him by the Board of Directors of the Company, and shall devote substantially all his working time and efforts to the business and affairs of the Company; provided, however, that, to an extent consistent with the needs of the Company, the Executive shall be entitled to expend a reasonable amount of time on civic and philanthropic activities and the management of his own and his family's business investments and activities. Although a Change in Control of the Company shall not affect the obligations of the Company and the Executive as set forth in the two preceding sentences, at and after the date of any Change in Control the Company's employment of the Executive shall also be without diminishment in his management responsibilities, duties or powers.

     (3) PLACE OF PERFORMANCE

     In his employment by the Company, the Executive shall be based at the executive offices of the Company situated within the Company's statutory service area.

     (4) COMPENSATION

         (a) Base Salary. During the term of his employment hereunder, the Executive shall receive a base salary (Base Salary) at an annual rate of Four Hundred Thousand Dollars ($400,000). The Executive's Base Salary rate shall be reviewed by the Board of Directors of the Company contemporaneously with each review of the salary rates of the Company's other officers by said Board of Directors, and may be revised upwards as a result of any such review. The Executive's Base Salary may be revised downwards by said Board of Directors contemporaneously with any general reduction of the salary rates of the Company's other officers.

         (b) Phantom Stock Options. The Executive will be awarded 80,000 phantom stock options on shares of the Company's Common Stock, under which the option price is the average of the high and low per share sale prices of said Common Stock on the New York Stock Exchange on February 20, 1998, vesting at the rate of 16,000 options on each of the first five anniversaries



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of  February  23,  1998  occurring  during  the  term  of  this  Agreement,  and exercisable by the Executive and/or his personal representative only during a period ending on the earlier of (A) the first anniversary of the Date of Termination of this Agreement, or (B) February 23, 2008.

         (c) Long-Term Incentive Program. The Executive will be designated as a participant in the Company's 1996 Long-Term Incentive Program for the three-year Performance Period commencing on January 1, 1998 and awarded 5,000 Contingent
Performance Shares for said Performance Period; and the Executive will be designated as a participant in said Program for each succeeding three-year Performance Period that commences during the term of this Agreement.

         (d) Incentive Compensation. During the term of his employment hereunder, the Executive shall be entitled to participate in each other incentive compensation program established for officers of the Company, including, in the case of the Company's 1998 Executive Incentive Compensation Program, incentive award amounts for achieving pre-established performance levels ranging from 35% of the Executive's Base Salary at the target performance level to 52.5% of the Executive's Base Salary at the maximum performance level.

         (e) Business Expenses. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors of the Company from time to time for the Company's senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor.

         (f) Fringe Benefits. During the term of his employment hereunder, the Executive shall be entitled to participate in and receive full benefits under all of the Company's employee benefit plans, programs and arrangements for its officers, including, without limitation, its Pension Plan. Nothing paid to the Executive under any such plan, program or arrangement presently in effect or made available by the Company in the future shall be deemed to be in lieu of compensation to the Executive under any other Section of this Agreement.

         (g) Vacations. During the term of his employment hereunder, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Board of


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Directors of the Company from time to time for the  Company's  senior  executive officers, and shall also be entitled to all paid holidays given by the Company to its employees.

         (h) Supplemental Retirement. Upon termination of the Executive's employment, a supplemental retirement benefit shall be payable to him or his beneficiary in accordance with the provisions of this Section (4)(h). The annual supplemental retirement benefit, expressed in the form of a single life annuity beginning at the Executive's Normal Retirement Date (as defined in the Company's Pension Plan), shall be the excess, if any, of (A) less (B), where (A) is 2.0% (.02) of the Executive's highest three-year average Total Compensation times the number of years at termination (not to exceed thirty) of the Executive's service deemed as an employee of the Company, and (B) is the benefit payable under the Company's Pension Plan. For purposes of this Agreement, Total Compensation is defined as the sum of the Executive's Base Salary and any amount paid or payable to the Executive pursuant to the Company's annual Executive Incentive Compensation Program. For purposes of this Agreement, the Executive's service deemed as an employee of the Company will be calculated by adding to the period of his actual service as an employee of the Company, on each of the first five anniversaries of February 23, 1998 occurring during the term of this Agreement, two additional years of service. Payment of the supplemental retirement benefit shall begin at the same time as the Executive's Pension Plan benefit payments and shall be subject to the same reductions for early commencement, except that the reductions shall be based on the Executive's service deemed as an employee of the Company. The supplemental retirement benefit may be paid in any form available under the Pension Plan, as elected by the Executive prior to benefit payment commencement. The conversion factors between forms of benefits used for purposes of the Pension Plan shall be used for purposes of the supplemental retirement benefit. The form of payment of the supplemental retirement benefit may be the same or different from the form of payment of the Executive's benefits under the Pension Plan. If the form of payment provides for a death benefit, such benefit shall be payable to the Executive's estate, unless another beneficiary has been designated by the Executive. If the Executive dies prior to the commencement of benefit payments, the death benefit provisions of the Pension Plan shall apply, mutatis mutandis, to the supplemental retirement benefit payable pursuant to this Section (4)(h).



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     (5) TERMINATION

         (a) The Executive's employment hereunder shall terminate upon his death.

         (b) Termination by the Company.

               (i) The Company may terminate the Executive's employment hereunder for Cause. Prior to the date of a Change in Control, the Company shall be deemed to have Cause to terminate the Executive's employment hereunder only upon the Executive's (A) continued failure to perform and discharge the duties or obligations of his office, or such other duties as may from time to time be assigned to him by the Chief Executive Officer or by the Board of Directors, faithfully, diligently, to the best of his abilities, and in accordance with standards accepted in the electric utility industry, after written notice by the Board of Directors of the Company specifying the alleged failure in reasonably detailed terms and including in said notice the opinion of a majority of the entire membership of said Board of Directors that there has been such failure, or (B) willful misconduct that is materially and demonstrably injurious to the Company, or (C) conviction of a felony involving the personal dishonesty or moral turpitude of the Executive (unless such conviction is reversed in any final appeal therefrom), or (D) total and permanent physical or mental disability, or (E) absence from work on a full-time basis, due to physical or mental illness, for an uninterrupted 365-day period. On and after the date of a Change in Control, the Company shall be deemed to have Cause to terminate the Executive's employment hereunder only upon the Executive's (F) conviction of a felony involving the personal dishonesty or moral turpitude of the Executive (unless such conviction is reversed in any final appeal therefrom), or (G) total and permanent physical or mental disability, or (H) absence from work on a full-time basis, due to physical or mental illness, for an uninterrupted 365-day period. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive (I) a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company, at a meeting of said Board of Directors called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before said Board of Directors), finding that, in the good faith opinion of such majority of said


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Board of  Directors,  the  Executive  was  guilty  of  conduct  described  in an applicable clause of this Section (5)(b)(i), and specifying the particulars thereof, or that the events described in an applicable clause of this Section
(5)(b)(i) have occurred, and (II) an affidavit of the Secretary or an Assistant Secretary of the Company stating that such resolution was in fact adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company; and (III) delivery of a Notice of Termination pursuant to Section (5)(d) hereof.

                (ii) Without Cause. The Company may terminate the Executive's employment without Cause, effective upon at least three (3) years' prior Notice of Termination delivered to the Executive pursuant to Section (5)(d) hereof; and during such three-year period all of the terms and provisions of this Agreement, other than this Section (5)(b)(ii), shall continue in full force and effect.

          (c) Termination by the Executive.

               (i) Upon Breach by the Company. The Executive may terminate his employment hereunder, upon thirty (30) days' prior Notice of Termination delivered to the Company pursuant to Section (5)(d) hereof, for failure of the Company to observe and perform one or more of its obligations under Sections
(1), (2), (3) and/or (4) hereof (a Breach by the Company) at a time when the Executive is not in default of any of his obligations under Sections (1) and/or
(2) hereof.

               (ii) Absent Breach by the Company. The Executive may terminate his employment hereunder in the absence of a Breach by the Company, effective upon at least six (6) months' prior Notice of Termination delivered to the Company pursuant to Section (5)(d) hereof; and during such six-month period all of the terms and provisions of this Agreement, other than this Section
(5)(c)(ii), shall continue in full force and effect.

          (d) Notice of Termination. Any termination of employment, by the Company or by the Executive, shall be communicated by delivery of a written Notice of Termination to the other party.

          (e) Date of Termination. For purposes of this Agreement, the Date of Termination is defined as the earlier of (i) if the Executive's employment is terminated pursuant to Section (5)(b)(ii) hereof, the date specified in the Notice of


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Termination,  or (ii) if the  Executive's  employment is  terminated  (A) by his death,  the date of his death,  (B)  pursuant  to Section  (5)(b)(i)  or Section
(5)(c) hereof, the date specified in the Notice of Termination, or (C) in any other event, the date on which a Notice of Termination is delivered.

     (6) CONSEQUENCES OF TERMINATION

          (a) If the  Executive's  employment  terminates  pursuant  to  Section
(5)(a) hereof, the Company shall pay to the personal representative and/or spouse of the Executive his Total Compensation earned prior to the Date of Termination, any amounts payable pursuant to Sections (4)(e), (4)(f), (4)(g) and
(4)(h) hereof and any benefits or amounts payable on account of the Executive's exercise of his phantom stock options and/or under the Company's 1996 Long-Term Incentive Program and/or any deferred compensation plan in which the Executive had been a participant, and the Company shall have no further obligation under this Agreement.

          (b) If the  Executive's  employment  terminates  pursuant  to  Section
(5)(b)(ii) or Section (5)(c)(ii) hereof, the Company shall pay to the Executive and/or his personal representative and/or spouse his Total Compensation earned prior to the Date of Termination, any amounts payable pursuant to Sections
(4)(e), (4)(f), (4)(g) and (4)(h) hereof and any benefits or amounts payable on account of the Executive's exercise of his phantom stock options and under the Company's 1996 Long-Term Incentive Program and any deferred compensation plan in which the Executive had been a participant, and the Company shall have no further obligation to the Executive and/or his personal representative and/or spouse under this Agreement or on account of, or arising out of, the termination of the Executive's employment. The Executive may elect to receive an immediate lump sum payment, in lieu of any amounts payable pursuant to Section (4)(h) hereof on account of the Executive's termination of employment pursuant to Section (5)(b)(ii) or Section (5)(c)(ii) hereof, in an amount equal to the actuarial present value of a supplemental retirement benefit, expressed in the form of a single life annuity beginning at Executive's termination of employment equal to the excess if any of (A) less (B) where (A) is 2.0% (.02) of the Executive's highest three-year average Total Compensation times the number of years at termination (not to exceed thirty) of the Executive's service deemed as an employee of the Company, and


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(B) is the benefit  payable under the Company's  Pension Plan at the Executive's termination of employment. For purposes of this Agreement, Total Compensation is defined as the sum of the Executive's Base Salary and any amount paid or payable
to  the  Executive   pursuant  to  the  Company's  annual  Executive   Incentive
Compensation Program. For purposes of this Agreement, the Executive's service deemed as an employee of the Company will be calculated by adding to the period of his actual service as an employee of the Company, on each of the first five anniversaries of February 23, 1998 occurring during the term of this Agreement,
two  additional  years  of  service.   The  actuarial   present  value  of  such
supplemental retirement benefit shall be calculated on the basis of the annual yield on thirty-year United States Treasury bonds on the final business day of the month preceding the termination of his employment and the 1983 Group Annuity table.

          (c) If the  Executive's  employment is terminated  pursuant to Section
(5)(b)(i) hereof, or if the Executive terminates his employment in the absence of a Breach by the Company and not in accordance with Section (5)(c)(ii) hereof, the Company shall pay to the Executive his full Base Salary earned prior to the Date of Termination, any amounts payable pursuant to Sections (4)(e), (4)(f),
(4)(g) and 4(h) hereof and any benefits or amounts payable under any deferred compensation plan in which the Executive had been a participant, and, provided that the Company is not in default of any of its obligations hereunder, the Company shall have no further obligation to the Executive under this Agreement or on account of, or arising out of, the termination of the Executive's employment.

          (d) If the  Executive's  employment is terminated  pursuant to Section
(5)(c)(i) hereof, or if the Company terminates the Executive's employment without Cause and not in accordance with Section (5)(b)(ii) hereof:

               (i) The Company shall pay to the Executive his Total Compensation earned prior to the Date of Termination, any amounts payable pursuant to Sections (4)(e), (4)(f), (4)(g), and 4(h) hereof and any benefits or amounts payable on account of the Executive's exercise of his phantom stock options and under the Company 1996 Long-Term Incentive Program and any deferred compensation plan in which the Executive had been a participant; and if the Notice of Termination is delivered on or after the


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date of, and in connection  with, a Change in Control,  the Company shall afford the Executive the severance benefits set forth on Schedule C attached hereto.

               (ii) In lieu of any amounts payable pursuant to Section (4)(h) hereof on account of the Executive's termination of employment, the Executive may elect to receive an immediate lump sum amount equal to the actuarial present value of a supplemental retirement benefit, expressed in the form of a single life annuity beginning at Executive's termination of employment, equal to the excess if any of (A) less (B), where (A) is 2.0% (.02) of the Executive's highest three-year average Total Compensation times the number of years at termination (not to exceed thirty) of the Executive's service deemed as an employee of the Company, and (B) is the benefit payable under the Company's Pension Plan at the Executive's termination of employment. For purposes of this Agreement, Total Compensation is defined as the sum of the Executive's Base Salary and any amount paid or payable to the Executive pursuant to the Company's annual Executive Incentive Compensation Program. For purposes of this Agreement, the Executive's service deemed as an employee of the Company will be calculated by adding to the period of his actual service as an employee of the Company, on each of the first five anniversaries of February 23, 1998 occurring during the term of this Agreement, two additional years of service. The actuarial present value of such supplemental retirement benefit shall be calculated on the basis of the annual yield on thirty-year United States Treasury bonds on the final business day of the month preceding the termination of his employment and the 1983 Group Annuity table.

               (iii) The Company shall maintain in full force and effect, for the continued benefit of the Executive for the period ending on the first anniversary of the Date of Termination, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. If the Executive's participation in any such plan or program is barred as a result of such termination, the Company shall arrange to provide the Executive with benefits substantially similar on an after-tax basis to those which the Executive was entitled to receive under such plan or program.

               (iv) The Company shall pay to the Executive and/or his personal representative his full Base Salary, during


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the period  commencing on the date following the Date of Termination  and ending on the first anniversary of the Date of Termination, at the rate in effect at the time the Notice of Termination is delivered; provided, however, that if the Notice of Termination is delivered after February 23, 1999 and on or before February 23, 2000, the aforesaid payment period shall end on the second anniversary of the Date of Termination; and provided, further, that if the Notice of Termination is delivered after February 23, 2000, the aforesaid payment period shall end on the third anniversary of the Date of Termination; and provided, further, that if the Notice of Termination is delivered after the date of, and in connection with, a Change in Control the Company shall pay to the Executive, in lieu of the payments prescribed by the foregoing clauses, an immediate lump sum amount equal to the aggregate sum of all of the payments prescribed by the next preceding clause.

               (v) The Executive shall not be required to mitigate the amount of any payment provided for in this Section (6)(d) by seeking employment or otherwise. The benefits payable under this Section (6)(d) shall not be reduced by reason of the Executive's securing other employment or for any other reason, unless the Notice of Termination is delivered on or after, and in connection with, a Change in Control, in which event the provisions of the following three sentences shall apply. If, prior to the third anniversary of the Date of Termination, the Executive obtains employment as the Chairman and Chief Executive Officer (or an equivalent executive position) of another business organization, the Executive shall refund to the Company a portion of the lump sum payment provided for in Section (6)(d)(iv) equal to the amounts earned by the Executive from his subsequent employer prior to said anniversary date, but in no event more than the amount of said lump sum payment prorated over the number of months in the period commencing on the date following his Date of Termination and ending on the third anniversary of the Date of Termination, multiplied by the number of months remaining between the Executive's date-of-hire in his new employment and the third anniversary of his Date of Termination. The Executive shall refund to the Company any amount required by the preceding sentence within one hundred and eighty (180) days after the date-of-hire in his new employment. The employee benefit plans and programs to be provided by the Company pursuant to Section (6)(d)(iii) shall be reduced as and to the extent that such benefits are provided to the Executive by a subsequent employer during the period covered by said Section (6)(d)(iii).



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               (vi) The payment to, and  acceptance by, the Executive of any sum of money or benefit prescribed in this Section (6)(d) shall effect and evidence a release by the Executive of any and all claims against the Company on account of, or arising out of, the termination of the Executive's employment, except as prescribed in this Section (6)(d).

     (7) CHANGE IN CONTROL

     For purposes of this Agreement, Change in Control shall mean any of the following events:

          (a) any merger or consolidation of the Company with any corporate shareholder or group of corporate shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company or with any other corporation or group of corporations which is, or after such merger or consolidation would be, or be affiliated with, a shareholder owning at least twenty-five percent (.25) of the Common Stock of the Company; or

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any shareholder or group of shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders, of any assets of the Company having an aggregate fair market value of $50 million or more; or

          (c) the issuance or sale by the Company of any securities of the Company to any shareholder or group of shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company, or to any affiliate of such shareholder or group of shareholders, in exchange for cash, securities or other consideration having an aggregate fair market value of $50 million or more; or

          (d) the implementation of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any shareholder or group of shareholders owning at least twenty-five percent (.25) of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders; or

          (e) any reclassification of securities (including a reverse stock split), or recapitalization of the Company or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of outstanding shares of


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any  class of equity  securities,  or  securities  convertible  into any  equity securities, of the Company, which is directly or indirectly owned by a shareholder or group of shareholders owning at least twenty-five percent (.25) of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders.

     The Board of Directors of the Company may, from time to time, by the affirmative vote of not less than a majority of the entire membership of said Board of Directors, at a meeting of said Board of Directors called and held for the purpose, modify the phrase "twenty-five percent (.25)" in one or more of the foregoing Sections (7)(a), (7)(b), (7)(c), (7)(d) and/or (7)(e) to a lesser percentage, but not less than twenty percent (.20).

     (8) ADDITIONAL CONSEQUENCES OF A CHANGE IN CONTROL

          (a) In the event that a Change in Control has been approved by all necessary shareholder, creditor and regulatory actions: (i) all of the Executive's unvested phantom stock options will become vested and exercisable on the day prior to the date of the Change in Control; provided, however, that if the date of the Change in Control is on or prior to February 22, 1999, only 20,000 of such unvested phantom stock options, plus such number of the remaining 60,000 unvested phantom stock options as the Company's Board of directors may determine in its sole discretion, will become so vested and exercisable on the day prior to the date of the Change in Control; and (ii) the earning of Performance Shares by the Executive under the Company's 1996 Long-Term Incentive Program will be accelerated to the day prior to the date of the Change in Control, and the Executive will be deemed to have earned all of the Contingent Performance Shares outstanding with respect to him, payable to him on said day prior to the date of the Change in Control, at his option, either (A) in authorized but unissued shares of the Company's Common Stock, or (B) in cash, based upon the market value of the Company's Common Stock at the end of the business day next preceding said day prior to the date of the Change in Control.

          (b) In the event that a Change in Control has been approved by all necessary shareholder, creditor and regulatory actions, the Company will, not later than the day prior to the date of the Change in Control, pay to the Trustee of The United Illuminating Company Supplemental Retirement Benefit Trust established pursuant to the Agreement, made as of the 1st day of June, 1995 between the Company and State Street Bank and Trust

Company, as Trustee, cash in an amount equal to: (A) In the event that the Executive's employment has been terminated or will be terminated prior to the date of the Change in Control, a sum, calculated by the Company's independent certified public accountants, reasonably sufficient to pay and discharge the
Company's future obligations, if any, to the Executive and/or his personal representative and/or spouse, under Section (6)(a), Section (6)(b) or Section
(6)(d) hereof; or (B) in the event that the Executive's employment has not been terminated and will not be terminated prior to the date of the Change in Control, a sum, calculated by the Company's independent certified public accountants, reasonably sufficient to pay and discharge the Company's obligations to the Executive under Section (6)(d) hereof assuming, for purposes of such calculation, that the Executive's employment is terminated under said Section (6)(d) by a Notice of Termination delivered on the date of the Change in Control and specifying an immediate Date of Termination.

          (c) On and after the date of the Change in Control, the Executive's Base Salary may not be reduced by the Board of Directors to an annual rate less than the rate fixed by the Board of Directors of the Company as a result of its most recent review of salary rates, pursuant to Section (4)(a) hereof, prior to the date of the Change in Control.

     (9) SUCCESSORS; BINDING AGREEMENT

          (a) The Company shall pay to the Executive and/or his personal representative and/or spouse all legal fees and expenses and court costs, if any, incurred by the Executive and/or such representative and/or spouse in successful litigation to enforce his rights under this Agreement.

          (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement by the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and upon the same terms as he would be entitled to hereunder if he terminated his employment upon Breach by the Company, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, the term "the Company" shall include The United Illuminating Company, any parent and any successor to the business or assets of either as aforesaid which executes and delivers the agreement provided for in this Section (9) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (c) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

     (10) NOTICE

     For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of the Company, to The United Illuminating Company, 157 Church Street, New Haven, Connecticut, Attention: Secretary, or, in the case of the Executive, to him at 157 Church Street, New Haven, Connecticut, or to such other address as either party shall designate by giving written notice of such change to the other party.

     (11) MISCELLANEOUS

          (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board of Directors of the Company and agreed to in a writing signed by the Executive and such officer as may be specifically authorized by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut.

          (b) Exhibits A-1 and A-2 attached hereto, showing calculations of supplemental retirement benefits under Section (4)(f), and Exhibit B attached hereto, showing a calculation of a lump sum payment under Section (6)(d)(ii), are incorporated herein by reference and set forth, by example, the parties' intended interpretation and application of such Sections.

     (12) VALIDITY

     The validity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (13) SURVIVAL

     The provisions of this Agreement shall not survive the termination of this Agreement or of employment hereunder, except that the provisions of Sections
(4), (6), (8), (9) and (10) hereof shall survive such termination and shall be binding upon the Company's successors and assigns.

     (14) COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.




Attest:                              THE UNITED ILLUMINATING COMPANY




/s/ Kurt Mohlman                     By:      /s/ Richard J. Grossi
---------------------                   ----------------------------------------
Secretary                                     Chairman of the Board of
                                              Directors and Chief Executive
                                              Officer




                                             /s/ Nathaniel D. Woodson
                                        ----------------------------------------
                                                 Nathaniel D. Woodson